Exhibit 99.1

Maxwell | *Sunnyvale, CA*

MAXWELL

ESSEX

PROPERTY TRUST, INC.

First Quarter 2026 Earnings Release & Supplemental Data

First Quarter 2026
Earnings Release and Supplemental Data

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

Essex Announces First Quarter 2026 Results

San Mateo, California—April 28, 2026—Essex Property Trust, Inc. (NYSE: ESS) (the “Company”) announced today its first quarter 2026 earnings results and related business activities.

Net Income, Funds from Operations (“FFO”), and Core FFO per diluted share for the three-month period ended March 31, 2026 are detailed below.

	Three Months Ended March 31,		%
	2026	2025	Change
Per Diluted Share
Net Income	$1.65	$3.16	-47.8%
Total FFO	$4.17	$3.97	5.0%
Core FFO	$4.06	$3.97	2.3%

Recent Highlights:

•
Reported Net Income per diluted share for the first quarter of 2026 of $1.65, compared to $3.16 in the first quarter of 2025. The decrease is mainly attributable to gain on sale of real estate and land recognized in the first quarter of 2025.

•
Grew Core FFO per diluted share by 2.3% compared to the first quarter of 2025, exceeding the midpoint of the Company’s guidance range by $0.11. The outperformance was primarily driven by favorable same-property net operating income (“NOI”).

•
Achieved same-property revenue and NOI growth of 2.9% and 4.1%, respectively, compared to the first quarter of 2025. On a sequential basis, same-property revenue and NOI improved 0.7% and 1.3%, respectively.

•	Repurchased $61.9 million of common stock year-to-date, including commissions, at an average price per share of $243.76.

•	Increased the dividend by 0.8% to an annual distribution of $10.36 per common share, the Company’s 32nd consecutive annual increase.

•	Reaffirmed the full-year guidance ranges for Core FFO per diluted share, same-property revenue, expenses, and NOI.

•	As of March 31, 2026, the Company’s immediately available liquidity was over $1.7 billion.

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

Same-Property Operations

Same-property operating results exclude any properties that are not comparable for the periods presented. The table below illustrates the percentage change in same-property revenue on a year-over-year and sequential basis for the three-month period ended March 31, 2026:

	Revenue Change
	Q1 2026 vs. Q1 2025	Q1 2026 vs. Q4 2025	% of Total Q1 2026 Revenue
Southern California
Los Angeles County	1.7%	-0.2%	17.0%
Orange County	2.9%	0.0%	10.1%
San Diego County	2.6%	0.8%	9.9%
Ventura County	1.9%	0.2%	4.7%
Total Southern California	2.2%	0.1%	41.7%
Northern California
Santa Clara County	4.6%	1.2%	20.8%
Alameda County	3.0%	0.6%	7.0%
San Mateo County	4.9%	1.4%	4.5%
Contra Costa County	1.5%	1.2%	5.1%
San Francisco	4.3%	4.2%	3.0%
Total Northern California	3.9%	1.4%	40.4%
Seattle Metro	2.3%	0.5%	17.9%
Same-Property Portfolio	2.9%	0.7%	100.0%

The table below illustrates the components that drove the change in same-property revenue on a year-over-year and sequential basis for the three-month period ended March 31, 2026:

Same-Property Revenue Components	Q1 2026 vs. Q1 2025	Q1 2026 vs. Q4 2025
Scheduled Rents	2.2%	0.3%
Delinquency	0.1%	0.0%
Cash Concessions	-0.1%	0.2%
Vacancy	0.2%	0.2%
Other Income	0.5%	0.0%
Q1 2026 Same-Property Revenue Growth	2.9%	0.7%

	Year-Over-Year Change
	Q1 2026 compared to Q1 2025
	Revenue	Operating Expenses	NOI
Southern California	2.2%	1.9%	2.3%
Northern California	3.9%	0.2%	5.6%
Seattle Metro	2.3%	-3.4%	4.9%
Same-Property Portfolio	2.9%	0.2%	4.1%

	Sequential Change
	Q1 2026 compared to Q4 2025
	Revenue	Operating Expenses	NOI
Southern California	0.1%	-1.8%	0.9%
Northern California	1.4%	0.1%	1.9%
Seattle Metro	0.5%	-0.8%	1.0%
Same-Property Portfolio	0.7%	-0.9%	1.3%

	Financial Occupancies
	Quarter Ended
	3/31/2026	12/31/2025	3/31/2025
Southern California	96.1%	96.4%	95.8%
Northern California	96.9%	96.4%	96.7%
Seattle Metro	96.6%	96.1%	96.2%
Same-Property Portfolio	96.5%	96.4%	96.3%

Balance Sheet and Liquidity
Common Stock and Liquidity

In the first quarter of 2026, the Company repurchased 205,740 shares of its common stock through the Company’s stock repurchase plan, totaling $50.2 million, including commissions, at an average price per share of $244.06.

Subsequent to quarter end, the Company repurchased 48,261 shares of its common stock through the Company’s stock repurchase plan, totaling $11.7 million, including commissions, at an average price per share of $242.47. Year-to-date, the Company has repurchased $61.9 million of its common stock, including commissions, at an average price per share of $243.76. As of April 27, 2026, the Company has $240.8 million of purchase authority remaining under its stock repurchase plan.

As of March 31, 2026, the Company had over $1.7 billion in liquidity via undrawn capacity on its unsecured credit facilities, cash and cash equivalents, and marketable securities.

Guidance

For the first quarter of 2026, the Company exceeded the midpoint of the guidance range provided in its fourth quarter 2025 earnings release for Core FFO by $0.11 per diluted share, of which $0.08 is attributable to same-property NOI.

The following table provides a reconciliation of first quarter 2026 Core FFO per diluted share to the midpoint of the guidance provided in the Company’s fourth quarter 2025 earnings release.

Per Diluted Share
Guidance midpoint of Core FFO per diluted share for Q1 2026	$3.95
NOI from Consolidated Communities	0.09
FFO from Co-Investments	0.02
Core FFO per diluted share for Q1 2026 reported	$4.06

2026 Full-Year and Second Quarter Guidance

Per Diluted Share (1)	Previous Range	Current Range	Current Midpoint	Change at Midpoint
Net Income	$5.55 - $6.05	$5.62 - $6.12	$5.87	+$ 0.07
Total FFO	$15.54 - $16.04	$15.71 - $16.21	$15.96	+$ 0.17
Core FFO	$15.69 - $16.19	$15.69 - $16.19	$15.94	-
Q2 2026 Core FFO	N/A	$3.92 - $4.04	$3.98	N/A

Same-Property Portfolio Growth (2)
Revenues	1.70% to 3.10%	1.70% to 3.10%	2.40%	-
Operating Expenses	2.50% to 3.50%	2.50% to 3.50%	3.00%	-
Net Operating Income	0.80% to 3.40%	0.80% to 3.40%	2.10%	-

(1)
Full-Year 2026 guidance updated to include an additional $90 million in early structured finance redemptions set to occur in the second quarter of 2026, which was not previously expected in the original plan. For additional details, please refer to page S-15 of the supplemental financial information.

(2)	Reflects guidance on a cash basis based on 52,135 apartment homes. On a GAAP basis, the midpoints of the Company’s same-property revenue and NOI guidance are 2.50% and 2.20%, respectively.

Conference Call with Management

The Company will host an earnings conference call with management to discuss its quarterly results on Wednesday, April 29, 2026 at 10:00 a.m. PT (1:00 p.m. ET), which will be broadcast live via the Internet at www.essex.com, and accessible via phone by dialing toll-free, (877) 407-0784, or toll/international, (201) 689-8560. No passcode is necessary.

A rebroadcast of the live call will be available online for 30 days and digitally for 7 days. To access the replay online, go to www.essex.com and select the first quarter 2026 earnings link. To access the replay, dial (844) 512-2921 using the replay pin number 13759660. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essex.com or calling (650) 655-7800.

Upcoming Events

The Company is scheduled to participate in the National Association of Real Estate Investment Trusts (“Nareit”) REITweek in New York being held June 1-4, 2026. The Company’s President and Chief Executive Officer, Angela L. Kleiman, will present at the conference on June 3, 2026 at 3:30 p.m. ET. The presentation will be webcast and can be accessed on the Investors section of the Company’s website at www.essex.com. A copy of any materials provided by the Company at the conference will also be made available on the Investors section of the Company’s website.

Corporate Profile

Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 259 apartment communities comprising over 63,000 apartment homes with an additional property in active development. Additional information about the Company can be found on the Company’s website at www.essex.com.

This press release and accompanying supplemental financial information has been furnished to the Securities and Exchange Commission electronically on Form 8-K and can be accessed from the Company’s website at www.essex.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 655-7800.

FFO Reconciliation

FFO, as defined by the National Association of Real Estate Investment Trusts (“Nareit”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and land and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results. FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the Nareit definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the Nareit definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of FFO and Core FFO per diluted share for the three-month periods ended March 31, 2026 and 2025 (dollars in thousands, except for share and per share amounts):

	Three Months Ended March 31,
	2026	2025
Net income available to common stockholders	$106,186	$203,110
Adjustments:
Depreciation and amortization	154,895	151,287
Gains not included in FFO	-	(111,360)
Depreciation and amortization from unconsolidated co-investments	13,316	14,378
Noncontrolling interest related to Operating Partnership units	3,669	7,279
Depreciation attributable to third party ownership and other	(38)	(46)
Funds from Operations attributable to common stockholders and unitholders	$278,028	$264,648
FFO per share – diluted	$4.17	$3.97
Tax expense (benefit) on unconsolidated technology co-investments	$3,614	$(163)
Realized and unrealized losses on marketable securities, net	1,726	91
Provision for credit losses	34	(3)
Equity income from unconsolidated technology co-investments	(17,036)	(1,716)
Loss on early retirement of debt	-	762
General and administrative and other, net (1)	4,546	1,276
Insurance reimbursements, legal settlements, and other, net	(51)	(361)
Core Funds from Operations attributable to common stockholders and unitholders	$270,861	$264,534
Core FFO per share – diluted	$4.06	$3.97
Weighted average number of shares outstanding diluted (2)	66,688,617	66,656,852

(1)	Includes political advocacy costs of $1.6 million and $0.1 million for the three months ended March 31, 2026 and 2025, respectively.
(2)	Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company’s common stock and excludes DownREIT limited partnership units.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations

NOI and Same-Property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenue less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (dollars in thousands):

	Three Months Ended March 31,
	2026	2025
Earnings from operations	$155,193	$257,081
Adjustments:
Corporate-level property management expenses	13,398	12,332
Depreciation and amortization	154,895	151,287
Management and other fees from affiliates	(2,313)	(2,494)
General and administrative	20,014	16,292
Gain on sale of real estate and land	-	(111,030)
NOI	341,187	323,468
Less: Non-same property NOI	(28,118)	(22,700)
Same-Property NOI	$313,069	$300,768

Safe Harbor Statement Under The Private Litigation Reform Act of 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements which are not historical facts, including statements regarding the Company's expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “projects,” “believes,” “seeks,” “future,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s second quarter and full-year 2026 guidance (including net income, Total FFO and Core FFO, same-property growth and related assumptions) and anticipated yield on certain investments. While the Company's management believes the assumptions underlying its forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, which could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect the Company’s current expectations of the approximate outcomes of the matters discussed.

Factors that might cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following:   assumptions related to our second quarter and full-year 2026 guidance; occupancy rates and rental demand may be adversely affected by competition and local economic and market conditions; there may be increased interest rates, inflation, escalated operating costs and possible recessionary impacts; tariffs, geopolitical tensions and regional conflicts, and the related impacts on macroeconomic conditions, including, among other things, interest rates and inflation; the terms of any refinancing may not be as favorable as the terms of existing indebtedness; the Company’s inability to maintain its investment grade credit rating with the rating agencies; the Company may be unsuccessful in the management of its relationships with its co-investment partners; the Company may fail to achieve its business objectives; time of actual completion and/or stabilization of development and redevelopment projects; estimates of future income from an acquired property may prove to be inaccurate; future cash flows may be inadequate to meet operating requirements and/or may be insufficient to provide for dividend payments in accordance with REIT requirements; changes in laws or regulations and the anticipated or actual impact of future changes in laws or regulations; unexpected difficulties in leasing of future development projects; volatility in financial and securities markets; the Company’s failure to successfully operate acquired properties; unforeseen consequences from cyber-intrusion; government approvals, actions and initiatives, including the need for compliance with environmental requirements; and those further risks, special considerations, and other factors referred to in the Company’s annual report on Form 10-K for the year ended December 31, 2025, quarterly reports on Form 10-Q, and those risk factors and special considerations set forth in the Company's other filings with the SEC which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. All forward-looking statements are made as of the date hereof, the Company assumes no obligation to update or supplement this information for any reason, and therefore, they may not represent the Company’s estimates and assumptions after the date of this press release.

Definitions and Reconciliations

Non-GAAP financial measures and certain other capitalized terms, as used in this earnings release and supplemental financial information, are defined and further explained on pages S-17.1 through S-17.4, "Reconciliations of Non-GAAP Financial Measures and Other Terms," of the accompanying supplemental financial information. The supplemental financial information is available on the Company's website at www.essex.com.

Contact Information
Loren Rainey
Sr. Director, Investor Relations
(650) 655-7800
lrainey@essex.com

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results
(Dollars in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025

Revenues:
Rental and other property	$482,443	$462,089
Management and other fees from affiliates	2,313	2,494
	484,756	464,583

Expenses:
Property operating	141,256	138,621
Corporate-level property management expenses	13,398	12,332
Depreciation and amortization	154,895	151,287
General and administrative	20,014	16,292
	329,563	318,532
Gain on sale of real estate and land	-	111,030
Earnings from operations	155,193	257,081
Interest expense, net (1)	(64,022)	(61,532)
Interest and other income	1,036	4,289
Equity income from co-investments	23,615	13,209
Tax (expense) benefit on unconsolidated technology co-investments	(3,614)	163
Loss on early retirement of debt	-	(762)
Gain on remeasurement of co-investment	-	330
Net income	112,208	212,778
Net income attributable to noncontrolling interest	(6,022)	(9,668)
Net income available to common stockholders	$106,186	$203,110

Net income per share - basic	$1.65	$3.16

Shares used in income per share - basic	64,454,912	64,314,899

Net income per share - diluted	$1.65	$3.16

Shares used in income per share - diluted	64,461,621	64,349,899

(1)	Refer to page S-17.2, the section titled “Interest Expense, Net” for additional information.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results - Selected Line Item Detail
(Dollars in thousands)

	Three Months Ended March 31,
	2026	2025

Rental and other property
Rental income	$475,812	$455,860
Other property	6,631	6,229
Rental and other property	$482,443	$462,089

Property operating expenses
Real estate taxes	$52,125	$52,594
Utilities	32,662	29,774
Personnel costs	26,522	26,251
Maintenance and repairs	14,182	14,742
Administrative	8,546	8,325
Insurance and other	7,219	6,935
Property operating expenses	$141,256	$138,621

Interest and other income
Marketable securities and other income	$2,745	$4,016
Realized and unrealized losses on marketable securities, net	(1,726)	(91)
Provision for credit losses	(34)	3
Insurance reimbursements, legal settlements, and other, net	51	361
Interest and other income	$1,036	$4,289

Equity income from co-investments
Equity income (loss) from co-investments	$990	$(302)
Income from preferred equity investments	5,589	11,795
Equity income from unconsolidated technology co-investments	17,036	1,716
Equity income from co-investments	$23,615	$13,209

Noncontrolling interest
Limited partners of Essex Portfolio, L.P.	$3,669	$7,279
DownREIT limited partners' distributions	2,312	2,339
Third-party ownership interest	41	50
Noncontrolling interest	$6,022	$9,668

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Funds from Operations (1)
(Dollars in thousands, except share and per share amounts and in footnotes)

	Three Months Ended March 31,
	2026	2025	% Change

Funds from operations attributable to common stockholders and unitholders (FFO)
Net income available to common stockholders	$106,186	$203,110
Adjustments:
Depreciation and amortization	154,895	151,287
Gains not included in FFO	-	(111,360)
Depreciation and amortization from unconsolidated co-investments	13,316	14,378
Noncontrolling interest related to Operating Partnership units	3,669	7,279
Depreciation attributable to third party ownership and other	(38)	(46)
Funds from operations attributable to common stockholders and unitholders	$278,028	$264,648
FFO per share-diluted	$4.17	$3.97	5.0%

Components of the change in FFO
Non-core items:
Tax expense (benefit) on unconsolidated technology co-investments	$3,614	$(163)
Realized and unrealized losses on marketable securities, net	1,726	91
Provision for credit losses	34	(3)
Equity income from unconsolidated technology co-investments	(17,036)	(1,716)
Loss on early retirement of debt	-	762
General and administrative and other, net (2)	4,546	1,276
Insurance reimbursements, legal settlements, and other, net	(51)	(361)
Core funds from operations attributable to common stockholders and unitholders	$270,861	$264,534
Core FFO per share-diluted	$4.06	$3.97	2.3%

Weighted average number of shares outstanding diluted (3)	66,688,617	66,656,852

(1)	Refer to page S-17.2, the section titled “Funds from Operations (“FFO”) and Core FFO” for additional information on the Company’s definition and use of FFO and Core FFO.
(2)	Includes political advocacy costs of $1.6 million and $0.1 million for the three months ended March 31, 2026 and 2025, respectively.
(3)	Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company's common stock and excludes DownREIT limited partnership units.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Balance Sheets
(Dollars in thousands)

	March 31, 2026	December 31, 2025
Real estate investments:
Land and land improvements	$3,363,169	$3,363,169
Buildings and improvements	15,121,705	15,073,416
	18,484,874	18,436,585
Less: accumulated depreciation	(6,684,573)	(6,532,003)
	11,800,301	11,904,582
Real estate under development	159,515	157,122
Co-investments	649,313	630,550
	12,609,129	12,692,254
Cash and cash equivalents, including restricted cash	47,410	85,586
Marketable securities	96,521	98,070
Notes and other receivables	201,982	141,591
Operating lease right-of-use assets	49,957	50,833
Prepaid expenses and other assets	90,488	90,675
Total assets	$13,095,487	$13,159,009

Unsecured debt, net	$6,017,550	$6,015,921
Mortgage notes payable, net	784,286	784,348
Lines of credit and commercial paper	4,660	-
Distributions in excess of investments in co-investments	99,316	98,837
Operating lease liabilities	50,531	51,487
Other liabilities	512,000	471,521
Total liabilities	7,468,343	7,422,114
Redeemable noncontrolling interest	25,788	28,263
Equity:
Common stock	6	6
Additional paid-in capital	6,638,007	6,683,514
Distributions in excess of accumulated earnings	(1,208,590)	(1,148,195)
Accumulated other comprehensive income, net	6,164	6,047
Total stockholders' equity	5,435,587	5,541,372
Noncontrolling interest	165,769	167,260
Total equity	5,601,356	5,708,632
Total liabilities and equity	$13,095,487	$13,159,009

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Debt Summary - March 31, 2026
(Dollars in thousands, except in footnotes)

				Scheduled principal payments, unamortized premiums (discounts) and (debt issuance costs) are as follows - excludes lines of credit and commercial paper:
		Weighted Average			Unsecured	Secured	Total	Weighted Average Interest Rate	Percentage of Total Debt
	Balance Outstanding	Interest Rate	Maturity in Years
Unsecured Debt, net
Bonds public - fixed rate (1)	$5,450,000	3.7%	6.8	2026 (1)	$450,000	$99,136	$549,136	3.5%	8.0%
Term loan	600,000	4.0%	4.5	2027	350,000	84,397	434,397	3.6%	6.4%
Unamortized discounts and debt				2028	450,000	68,332	518,332	2.2%	7.6%
issuance costs, net	(32,450)	-	-	2029	500,000	1,456	501,456	4.1%	7.3%
Total unsecured debt, net	6,017,550	3.7%	6.6	2030	850,000	66,592	916,592	3.6%	13.4%
Mortgage Notes Payable, net				2031	900,000	1,740	901,740	2.9%	13.2%
Fixed rate - secured	528,292	4.7%	5.1	2032	650,000	1,903	651,903	2.6%	9.5%
Variable rate - secured (2)	258,510	2.9%	13.0	2033	-	330,126	330,126	4.9%	4.8%
Unamortized premiums and debt				2034	550,000	2,275	552,275	5.5%	8.1%
issuance costs, net	(2,516)	-	-	2035	400,000	2,487	402,487	5.5%	5.9%
Total mortgage notes payable, net	784,286	4.1%	7.7	2036	350,000	2,719	352,719	5.0%	5.2%
Unsecured Lines of Credit and Commercial Paper				Thereafter	600,000	125,639	725,639	3.5%	10.6%
Line of credit (3)	-	4.6%	N/A	Subtotal	6,050,000	786,802	6,836,802	3.7%	100.0%
Line of credit (4)	4,660	4.6%	N/A	Debt Issuance Costs	(29,136)	(2,388)	(31,524)	-	-
Commercial paper (5)	-	-	N/A	(Discounts)/Premiums	(3,314)	(128)	(3,442)	-	-
Total lines of credit and commercial paper	4,660	4.6%	N/A	Total	$6,017,550	$784,286	$6,801,836	3.7%	100.0%
Total debt, net	$6,806,496	3.7%	6.7

Capitalized interest for the three months ended March 31, 2026 was approximately $1.3 million.

(1)	In April 2026, the Company repaid its $450 million unsecured notes at maturity.
(2)	$258.5 million of variable rate debt is tax exempt to the note holders.
(3)
This unsecured line of credit facility has a capacity of $1.5 billion, a scheduled maturity date in January 2030 and two 6-month extension options, exercisable at the Company’s option. The underlying interest rate on this line is SOFR plus 0.775%, which is based on a tiered rate structure tied to the Company's long-term unsecured credit ratings.

(4)
The unsecured line of credit facility has a capacity of $75.0 million. In February 2026, the Company extended the scheduled maturity from July 2026 to July 2028. The underlying interest rate on this line is SOFR plus 0.775%, which is based on a tiered rate structure tied to the Company's long-term unsecured credit ratings.

(5)
The Company has a commercial paper program under which it can issue unsecured short-term notes, up to $750 million, which are backstopped by and reduce the borrowing capacity of the Company's $1.5 billion unsecured line of credit facility.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capitalization Data, Public Bond Covenants, Credit Ratings and Selected Credit Ratios - March 31, 2026
(Dollars and shares in thousands, except per share amounts)

Capitalization Data				Public Bond Covenants (1)	Actual	Requirement
Total debt, net			$6,806,496
Common stock and potentially dilutive securities				Debt to Total Assets:	34%	< 65%
Common stock outstanding			64,310
Limited partnership units (1)			2,184	Secured Debt to Total Assets:	4%	< 40%
Options-treasury method			5
Total shares of common stock and potentially dilutive securities			66,499	Interest Coverage:	509%	> 150%

Common stock price per share as of March 31, 2026			$242.00	Unsecured Debt Ratio (2):	292%	> 150%

Total equity capitalization			$16,092,758	Selected Credit Ratios (3)	Actual

Total market capitalization			$22,899,254	Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized:	5.5

Ratio of debt to total market capitalization			29.7%	Unencumbered NOI to Adjusted Total NOI:	93%

Credit Ratings
Rating Agency	Rating	Outlook
Moody's	Baa1	Stable		(1) Refer to page S-17.4 for additional information on the Company's Public Bond Covenants.
Standard & Poor's	BBB+	Stable		(2) Unsecured Debt Ratio is unsecured assets (excluding investments in co-investments) divided by unsecured indebtedness.
(1) Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company's common stock.				(3) Refer to pages S-17.1 to S-17.4, the section titled "Reconciliations of Non-GAAP Financial Measures and Other Terms" for additional information on the Company's Selected Credit Ratios.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Portfolio Summary by County as of March 31, 2026

	Apartment Homes				Average Monthly Rental Rate (1)			Percent of NOI (2)

Region - County	Consolidated	Unconsolidated Co-investments	Apartment Homes in Development (3)	Total	Consolidated	Unconsolidated Co-investments (4)	Total (4)	Consolidated	Unconsolidated Co-investments (4)	Total (4)

Southern California
Los Angeles County	9,666	1,586	-	11,252	$2,739	$2,575	$2,725	15.3%	19.9%	15.6%
Orange County	5,741	265	-	6,006	2,735	2,514	2,730	10.8%	3.3%	10.3%
San Diego County	5,449	443	-	5,892	2,703	3,090	2,718	10.1%	6.4%	9.9%
Ventura County and Other	2,760	373	-	3,133	2,533	3,262	2,585	5.0%	6.9%	5.1%
Total Southern California	23,616	2,667	-	26,283	2,706	2,746	2,708	41.2%	36.5%	40.9%

Northern California
Santa Clara County (5)	10,673	997	-	11,670	3,198	3,128	3,194	22.9%	14.2%	22.3%
Alameda County	3,970	1,328	-	5,298	2,644	2,640	2,643	6.4%	16.9%	7.1%
San Mateo County	2,483	195	543	3,221	3,456	3,904	3,473	5.7%	3.4%	5.5%
Contra Costa County	2,619	-	-	2,619	2,778	-	2,778	4.8%	0.0%	4.5%
San Francisco	1,356	537	-	1,893	3,057	3,560	3,140	2.3%	8.7%	2.7%
Total Northern California	21,101	3,057	543	24,701	3,063	3,020	3,060	42.1%	43.2%	42.1%

Seattle Metro	10,899	1,759	-	12,658	2,270	2,166	2,261	16.7%	20.3%	17.0%

Total	55,616	7,483	543	63,642	$2,756	$2,723	$2,753	100.0%	100.0%	100.0%

(1)
Average monthly rental rate is defined as the total scheduled monthly rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes) for the quarter ended March 31, 2026, divided by the number of apartment homes as of March 31, 2026.

(2)	Represents the percentage of actual NOI for the quarter ended March 31, 2026. See "Net Operating Income ("NOI") and Same-Property NOI Reconciliations" on page S-17.3.
(3)	Includes development communities with no rental income.
(4)	At Company's pro rata share.
(5)	Includes all communities in Santa Clara County and one community in Santa Cruz County.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Operating Income by Quarter (1)
(Dollars in thousands)

	Apartment Homes	Q1 '26	Q4 '25	Q3 '25	Q2 '25	Q1 '25

Rental and other property revenues:
Same-property	52,135	$442,572	$439,591	$437,290	$434,370	$430,009
Acquisitions (2)	2,140	20,761	17,712	13,398	11,099	4,570
Non-residential/other, net (3)	1,341	19,225	19,093	19,939	21,974	27,898
Straight-line rent concessions (4)	-	(115)	927	315	167	(388)
Total rental and other property revenues	55,616	482,443	477,323	470,942	467,610	462,089

Property operating expenses:
Same-property		129,503	130,636	133,237	125,646	129,241
Acquisitions (2)		8,273	6,873	5,019	4,177	1,946
Non-residential/other, net (3) (5)		3,480	3,991	5,180	5,606	7,434
Total property operating expenses		141,256	141,500	143,436	135,429	138,621

Net operating income (NOI):
Same-property		313,069	308,955	304,053	308,724	300,768
Acquisitions (2)		12,488	10,839	8,379	6,922	2,624
Non-residential/other, net (3) (5)		15,745	15,102	14,759	16,368	20,464
Straight-line rent concessions (4)		(115)	927	315	167	(388)
Total NOI		$341,187	$335,823	$327,506	$332,181	$323,468

Same-property metrics
Operating margin		71%	70%	70%	71%	70%
Annualized turnover		33%	36%	44%	39%	35%
Financial occupancy		96.5%	96.4%	96.0%	96.2%	96.3%
Delinquency as a % of scheduled rent		0.4%	0.5%	0.5%	0.4%	0.5%

Same-property net effective rate growth (6)
New lease		-2.4%	-4.3%	-0.6%	3.3%	0.4%
Renewal		3.9%	4.7%	4.3%	4.1%	4.0%
Blended		1.4%	1.0%	2.5%	3.8%	2.7%

(1)	Includes consolidated communities only.
(2)	Acquisitions include properties acquired which did not have comparable stabilized results as of January 1, 2025.
(3)
Non-residential/other, net consists of revenues generated from retail space, commercial properties, held for sale properties, disposition properties, properties undergoing significant construction activities that do not meet our redevelopment criteria, properties subject to upcoming ground lease expirations, two communities located in the California counties of Santa Barbara and Santa Cruz, which the Company does not consider its core markets, and properties without comparable operating results in the reported periods.

(4)
Represents straight-line concessions for residential operating communities. Same-property revenues reflect concessions on a cash basis. Total Rental and Other Property Revenues reflect concessions on a straight-line basis in accordance with U.S. GAAP.

(5)	Includes other expenses and intercompany eliminations pertaining to self-insurance.
(6)
Represents the percentage change in all lease tradeouts, including the impact of leasing incentives. Prior to 2026, the rate growth that was previously disclosed was based on the change in similar term lease tradeouts, including the impact of leasing incentives. All prior periods have been updated to conform with the current methodology.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Revenue Results by County - First Quarter 2026 vs. First Quarter 2025 and Fourth Quarter 2025
(Dollars in thousands, except average monthly rental rates)

		Q1 '26	Average Monthly Rental Rate			Financial Occupancy			Gross Revenues			Sequential Gross Revenues
Region - County	Apartment Homes	% of Actual NOI	Q1 '26	Q1 '25	% Change	Q1 '26	Q1 '25	% Change	Q1 '26	Q1 '25	% Change	Q4 '25	% Change

Southern California
Los Angeles County	9,189	16.0%	$2,678	$2,653	0.9%	95.7%	95.3%	0.4%	$75,672	$74,417	1.7%	$75,806	-0.2%
Orange County	5,341	10.7%	2,712	2,655	2.1%	96.2%	96.2%	0.0%	44,672	43,402	2.9%	44,664	0.0%
San Diego County	5,207	10.4%	2,710	2,675	1.3%	96.6%	95.9%	0.7%	43,690	42,602	2.6%	43,361	0.8%
Ventura County	2,652	5.1%	2,526	2,480	1.9%	96.5%	96.9%	-0.4%	21,003	20,613	1.9%	20,970	0.2%
Total Southern California	22,389	42.2%	2,675	2,638	1.4%	96.1%	95.8%	0.3%	185,037	181,034	2.2%	184,801	0.1%

Northern California
Santa Clara County	9,279	21.2%	3,185	3,072	3.7%	97.0%	96.6%	0.4%	91,907	87,875	4.6%	90,778	1.2%
Alameda County	3,729	6.6%	2,630	2,577	2.1%	96.7%	96.6%	0.1%	30,878	29,970	3.0%	30,681	0.6%
San Mateo County	1,864	4.5%	3,398	3,235	5.0%	97.4%	97.4%	0.0%	19,876	18,947	4.9%	19,606	1.4%
Contra Costa County	2,619	5.1%	2,778	2,743	1.3%	96.8%	96.8%	0.0%	22,746	22,408	1.5%	22,486	1.2%
San Francisco	1,356	2.5%	3,057	2,905	5.2%	96.6%	96.9%	-0.3%	13,107	12,561	4.3%	12,580	4.2%
Total Northern California	18,847	39.9%	3,031	2,933	3.3%	96.9%	96.7%	0.2%	178,514	171,761	3.9%	176,131	1.4%

Seattle Metro	10,899	17.9%	2,270	2,233	1.7%	96.6%	96.2%	0.4%	79,021	77,214	2.3%	78,659	0.5%

Total Same-Property	52,135	100.0%	$2,719	$2,660	2.2%	96.5%	96.3%	0.2%	$442,572	$430,009	2.9%	$439,591	0.7%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Operating Expenses - Quarter to Date as of March 31, 2026 and 2025
(Dollars in thousands)

Based on 52,135 apartment homes

	Q1 '26	Q1 '25	% Change	% of Operating Expense
Same-property operating expenses:
Real estate taxes	$47,229	$48,541	-2.7%	36.5%
Utilities	29,658	27,530	7.7%	22.9%
Personnel costs	24,318	24,346	-0.1%	18.8%
Maintenance and repairs	12,976	13,576	-4.4%	10.0%
Administrative	6,606	6,557	0.7%	5.1%
Insurance and other	8,716	8,691	0.3%	6.7%
Total same-property operating expenses	$129,503	$129,241	0.2%	100.0%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Development Pipeline - March 31, 2026
(Dollars in millions, except per apartment home amounts in thousands)

Project Name - Location	Ownership %	Estimated Apartment Homes	Estimated Commercial sq. feet	Incurred to Date (1)	Remaining Costs	Estimated Total Cost	Cost per Apartment Home (2)	Construction Start	Initial Occupancy	Stabilized Operations

Development Projects - Consolidated
7 South Linden - South San Francisco, CA	100%	543	-	$129	$182	$311	$573	Q1 2025	Q2 2028	Q1 2030
Total Development Projects - Consolidated		543	-	129	182	311	$573

Land Held for Future Development - Consolidated
Other Projects - Various	100%	-	-	31	-	31
Total Development Pipeline - Consolidated		543	-	$160	$182	$342

(1)	Includes capitalized interest costs of $1.3 million and overhead costs of $0.6 million for the three months ended March 31, 2026.
(2)	Net of the estimated allocation to the retail component of the project, as applicable.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capital Expenditures - March 31, 2026 (1)
(Dollars in thousands, except in footnotes and per apartment home amounts)

Revenue Generating Capital Expenditures (2)	Q1 '26	Trailing 4 Quarters

Same-property portfolio	$7,814	$72,326
Non-same property portfolio	880	5,117
Total revenue generating capital expenditures	$8,694	$77,443

Number of same-property interior renovations	150	2,316
Number of total consolidated interior renovations	150	2,535

Non-Revenue Generating Capital Expenditures (3)	Q1 '26	Trailing 4 Quarters

Non-revenue generating capital expenditures	$19,639	$116,560
Average apartment homes in quarter	55,605	55,264
Capital expenditures per apartment home	$353	$2,109

(1)	The Company incurred $4.8 million of capitalized overhead related to redevelopment in Q1 2026.
(2)
Represents revenue generating expenditures, such as full-scale redevelopments, interior unit turn renovations, enhanced amenities, certain sustainability initiatives that generate higher revenues or expense savings and accessory dwelling units.

(3)
Represents roof replacements, paving, building and mechanical systems, exterior painting, siding, etc. Non-revenue generating capital expenditures does not include costs related to retail, furniture and fixtures, expenditures in which the Company has been reimbursed or expects to be reimbursed, and expenditures incurred due to changes in governmental regulation that the Company would not have incurred otherwise.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Co-investments and Preferred Equity Investments - March 31, 2026
(Dollars in thousands, except in footnotes)

	Weighted Average Essex Ownership Percentage	Apartment Homes	Total Undepreciated Book Value	Debt Amount	Essex Book Value	Weighted Average Borrowing Rate (1)	Remaining Term of Debt (in Years)	Three Months Ended March 31, 2026

Operating and Other Unconsolidated Joint Ventures								NOI
Wesco I, III, IV, V, VI (2)	54%	5,765	$2,089,835	$1,370,508	$71,147	3.3%	1.9	$29,805
BEX IV, 500 Folsom	50%	732	617,670	176,400	134,147	3.1%	20.2	5,319
Other (3)	53%	986	386,728	291,476	112,610	3.5%	11.3	5,673
Total Operating and Other Unconsolidated Joint Ventures		7,483	$3,094,233	$1,838,384	$317,904	3.3%	5.1	$40,797

								Essex Portion of NOI and Expenses
NOI								$22,363
Depreciation								(13,316)
Interest expense and other, net								(8,057)
Equity income from unconsolidated technology co-investments								17,036
Net income from operating and other co-investments								$18,026

						Weighted Average Preferred Return	Weighted Average Expected Term	Income from Preferred Equity Investments
Income from preferred equity investments								$5,589
Preferred Equity Investments (4)					$232,093	10.5%	2.1	$5,589

Total Co-investments					$549,997			$23,615

(1)	Represents the year-to-date annual weighted average borrowing rate.
(2)	As of March 31, 2026, the Company’s investments in Wesco I, Wesco III, and Wesco IV were classified as a liability of $96.1 million due to distributions received in excess of the Company's investment.
(3)
As of March 31, 2026, the Company’s investment in Expo was classified as a liability of $3.2 million due to distributions received in excess of the Company's investment. The weighted average Essex ownership percentage excludes our investments in unconsolidated technology co-investments.

(4)	As of March 31, 2026, the Company is invested in 10 preferred equity investments, including one preferred equity investment held by Wesco VII LLC.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Summary of Apartment Community Acquisitions and Dispositions Activity - Year to date as of March 31, 2026
(Dollars in thousands, except for average monthly rent)

Acquisitions
Property Name	Location	Apartment Homes	Year Built	Essex Ownership Percentage	Entity	Date	Total Contract Price at Pro Rata Share	Price per Apartment Home	Average Monthly Rent

Neither Essex nor its unconsolidated joint ventures acquired any apartment communities during the first quarter of 2026.

Dispositions
Property Name	Location	Apartment Homes	Year Built	Essex Ownership Percentage	Entity	Date	Total Contract Price at Pro Rata Share	Price per Apartment Home

Neither Essex nor its unconsolidated joint ventures sold any apartment communities during the first quarter of 2026.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Assumptions for 2026 FFO Guidance Range
(Dollars in thousands, except per share data)

The guidance projections below are based on current expectations and are forward-looking. The guidance on this page is given for Net Operating Income ("NOI") and Total and Core FFO. See pages S-17.1 to S-17.4 for the definitions of non-GAAP financial measures and other terms.

	Three Months Ended	2026 Full-Year Guidance Range
	March 31, 2026 (1)	Low End	High End	Comments about 2026 Full-Year Guidance

Total NOI from Consolidated Communities	$341,187	$1,346,000	$1,374,000	Includes unchanged same-property NOI growth range of 0.8% to 3.4%

Management Fees	$2,313	8,500	9,500

Interest Expense
Interest expense, before capitalized interest	(65,361)	(266,100)	(262,500)
Interest capitalized	1,339	6,200	7,200
Net interest expense	(64,022)	(259,900)	(255,300)
Recurring Income and Expenses
Interest and other income	2,745	7,200	8,200	Updated to reflect lower interest income from the expected early redemption of a subordinated loan investment
FFO from co-investments	19,895	65,800	68,800	Updated to reflect expectations of two early preferred equity redemptions
General and administrative	(15,468)	(60,000)	(64,000)
Corporate-level property management expenses	(13,398)	(52,800)	(54,000)
Non-controlling interest	(2,391)	(10,100)	(9,100)
Total recurring income and expenses	(8,617)	(49,900)	(50,100)
Non-Core Income and Expenses
Tax expense on unconsolidated co-investments	(3,614)	(3,614)	(3,614)
Realized and unrealized losses on marketable securities, net	(1,726)	(1,726)	(1,726)
Provision for credit losses	(34)	(34)	(34)
Equity income from unconsolidated technology co-investments	17,036	17,036	17,036
General and administrative and other, net	(4,546)	(10,000)	(10,000)	Relates to advocacy and litigation costs
Insurance reimbursements, legal settlements, and other, net	51	51	51
Total non-core income and expenses	7,167	1,713	1,713
Funds from Operations (2)	$278,028	$1,046,413	$1,079,813

Funds from Operations per diluted Share	$4.17	$15.71	$16.21

% Change - Funds from Operations	5.0%	-1.7%	1.4%

Core Funds from Operations (excludes non-core items)	$270,861	$1,044,700	$1,078,100

Core Funds from Operations per diluted Share	$4.06	$15.69	$16.19

% Change - Core Funds from Operations	2.3%	-1.6%	1.6%

EPS - Diluted	$1.65	$5.62	$6.12

Weighted average shares outstanding - FFO calculation	66,689	66,600	66,600	Reflects YTD share repurchases

(1)	All non-core items are excluded from the 2026 actuals and included in the non-core income and expense section of the FFO reconciliation.
(2)
2026 guidance excludes inestimable projected gain/(loss) on sale of real estate and land, gain/(loss) on sale of marketable securities, gain/(loss) on early retirement of debt, and promote income until they are realized within the reporting period presented in the report.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliation of Projected EPS, FFO and Core FFO per diluted share

With respect to the Company's guidance regarding its projected FFO and Core FFO, which guidance is set forth in the earnings release and on page S-15 of this supplement, a reconciliation of projected net income per share to projected FFO per share and projected Core FFO per share, as set forth in such guidance, is presented in the table below.

		2026 Guidance Range (1)
	Three Months
	Ended March 31,	2nd Quarter 2026		Full-Year 2026
	2026	Low	High	Low	High

EPS - diluted	$1.65	$1.36	$1.48	$5.62	$6.12
Conversion from GAAP share count	(0.05)	(0.05)	(0.05)	(0.20)	(0.20)
Depreciation and amortization	2.52	2.53	2.53	10.10	10.10
Noncontrolling interest related to Operating Partnership units	0.05	0.05	0.05	0.19	0.19
FFO per share - diluted	$4.17	$3.89	$4.01	$15.71	$16.21

Tax expense on unconsolidated co-investments	0.05	-	-	0.05	0.05
Realized and unrealized losses on marketable securities, net	0.03	-	-	0.03	0.03
Provision for credit losses	-	-	-	-	-
Equity income from unconsolidated technology co-investments	(0.26)	-	-	(0.26)	(0.26)
General and administrative and other, net	0.07	0.03	0.03	0.16	0.16
Insurance reimbursements, legal settlements, and other, net	-	-	-	-	-
Core FFO per share - diluted	$4.06	$3.92	$4.04	$15.69	$16.19

(1)
2026 guidance excludes inestimable projected gain/(loss) on sale of real estate and land, gain/(loss) on sale of marketable securities, gain/(loss) on early retirement of debt, and promote income until they are realized within the reporting period presented in the report.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-15.1

ESSEX PROPERTY TRUST, INC.

MSA Level Supply Forecast: 2025A - 2026E

Residential Supply Forecast [1]					
	2025A		2026E		
Market	Total MF/SF Supply	Total Supply as a % of Stock	Multifamily Supply	Total MF/SF Supply	Total Supply as a % of Stock
Los Angeles	14,900	0.4%	6,300	12,100	0.3%
Orange County	4,400	0.4%	2,500	5,200	0.5%
San Diego	8,000	0.6%	4,900	7,700	0.6%
Ventura	900	0.3%	600	1,000	0.3%
Southern California	**28,200**	**0.4%**	**14,300**	**26,000**	**0.4%**
San Francisco	1,700	0.2%	900	1,300	0.2%
Oakland	3,200	0.3%	400	2,700	0.3%
San Jose	5,800	0.8%	1,100	3,000	0.4%
Northern California	**10,700**	**0.4%**	**2,400**	**7,000**	**0.3%**
Seattle	**13,500**	**1.0%**	**4,900**	**9,300**	**0.7%**
Total	**52,400**	**0.5%**	**21,600**	**42,300**	**0.4%**

Data based on Essex Data Analytics forecasts and third-party projections.

(1) **Residential Supply**: Total supply includes the Company's estimate of multifamily ("MF") deliveries of properties with 50+ units and excludes student, senior and 100% affordable housing communities. Multifamily estimates incorporate a methodological enhancement ("delay-adjusted supply") to reflect the anticipated impact of continued construction delays in Essex markets. Single-family ("SF") estimates are based on trailing single-family permits.

s

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Adjusted EBITDAre Reconciliation

The National Association of Real Estate Investment Trusts ("Nareit”) defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income (computed in accordance with U.S. generally accepted accounting principles ("U.S. GAAP")) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, impairment write-downs of depreciated operating properties, impairment write-downs of investments in unconsolidated entities caused by a decrease in value of depreciated operating properties within the joint venture and adjustments to reflect the Company’s share of EBITDAre of investments in unconsolidated entities.

The Company believes that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of the Company’s ability to incur and service debt because it is a recognized measure of performance by the real estate industry, and by excluding gains or losses related to sales or impairment of depreciated operating properties, EBITDAre can help compare the Company’s credit strength between periods or as compared to different companies.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and is a component of the credit ratio, "Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized," presented on page S-6, in the section titled "Selected Credit Ratios," and it is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

Adjusted EBITDAre is an important metric in evaluating the credit strength of the Company and its ability to service its debt obligations. The Company believes that Adjusted EBITDAre is useful to investors, creditors and rating agencies because it allows investors to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

EBITDAre and Adjusted EBITDAre are not recognized measurements under U.S. GAAP. Because not all companies use identical calculations, the Company's presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of Net Income available to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below:

(Dollars in thousands)	Three Months Ended March 31, 2026

Net income available to common stockholders	$106,186
Adjustments:
Net income attributable to noncontrolling interest	6,022
Interest expense, net (1)	64,022
Depreciation and amortization	154,895
Income tax provision	108
Co-investment EBITDAre adjustments	21,315
EBITDAre	352,548

Realized and unrealized losses on marketable securities, net	1,726
Provision for credit losses	34
Equity income from unconsolidated technology co-investments	(17,036)
Tax expense on unconsolidated technology co-investments	3,614
General and administrative and other, net	4,546
Insurance reimbursements, legal settlements, and other, net	(51)
Adjusted EBITDAre	$345,381
(1)	Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Annualized Turnover

Annualized turnover is defined as the number of apartment homes turned over during the quarter, annualized, divided by the total number of apartment homes.

Financial Occupancy

Financial occupancy is defined as the percentage resulting from dividing actual rental income by total scheduled rental income. Actual rental income represents contractual rental income pursuant to leases without considering delinquency and concessions. Total scheduled rental income represents the value of all apartment homes, with occupied apartment homes valued at contractual rental rates pursuant to leases and vacant apartment homes valued at estimated market rents.

New Lease Net Effective Rate Growth and Renewal Net Effective Rate Growth

New lease net effective rate growth and renewal net effective rate growth represent the percentage change in all lease tradeouts, including the impact of leasing incentives. Prior to 2026, the rate growth was based on the change in similar term lease tradeouts, including the impact of leasing incentives, and all periods presented have been updated to conform with the current methodology.

Disposition Yield

Net operating income that the Company anticipates giving up in the next 12 months less an estimate of property management costs allocated to the project divided by the gross sales price of the asset.

Acquisition Yield

Net operating income that the Company expects to achieve in the next 12 months less an estimate of property management costs allocated to the project and less an estimate for capital expenditures per unit divided by the gross sales price of the asset.

Encumbered

Encumbered means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

Funds From Operations ("FFO") and Core FFO

FFO, as defined by Nareit, is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and land and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results.

FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. GAAP and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the Nareit definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the Nareit definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The reconciliations of FFO and Core FFO per diluted share are detailed on page S-3 in the section titled "Consolidated Funds From Operations".

Interest Expense, Net

Interest expense, net is presented on page S-1 in the section titled "Consolidated Operating Results". Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges and is presented in the table below:

	Three Months Ended
(Dollars in thousands)	March 31, 2026	March 31, 2025

Interest expense	$65,564	$62,732
Adjustments:
Total return swap income	(1,542)	(1,200)
Interest expense, net	$64,022	$61,532

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.2

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Net Indebtedness Divided by Adjusted EBITDAre

This credit ratio is presented on page S-6 in the section titled "Selected Credit Ratios." This credit ratio is calculated by dividing net indebtedness by Adjusted EBITDAre, as annualized based on the most recent quarter, and adjusted for estimated net operating income from properties acquired or disposed of during the quarter. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies. Net indebtedness is total debt, net less unamortized premiums, discounts, debt issuance costs, unrestricted cash and cash equivalents, and marketable securities. The reconciliation of Adjusted EBITDAre is set forth in "Adjusted EBITDAre Reconciliation" on page S-17.1 The calculation of this credit ratio and a reconciliation of net indebtedness to total debt at pro rata share for co-investments, net is presented in the table below:

(Dollars in thousands)	March 31, 2026

Total consolidated debt, net	$6,806,496
Total debt from co-investments at pro rata share	974,007
Adjustments:
Consolidated unamortized premiums, discounts, and debt issuance costs	34,966
Pro rata co-investments unamortized premiums, discounts, and debt issuance costs	3,968
Consolidated cash and cash equivalents-unrestricted	(38,005)
Pro rata co-investment cash and cash equivalents-unrestricted	(40,851)
Marketable securities	(96,521)
Net Indebtedness	$7,644,060

Adjusted EBITDAre, annualized (1)	$1,381,524
Other EBITDAre normalization adjustments, net, annualized (2)	-
Adjusted EBITDAre, normalized and annualized	$1,381,524

Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized	5.5

(1)	Based on the amount for the most recent quarter, multiplied by four.
(2)	Adjustments made for properties in lease-up, acquired, or disposed during the most recent quarter and other partial quarter activity, multiplied by four.

Net Operating Income ("NOI") and Same-Property NOI Reconciliations

NOI and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities.

In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented:

	Three Months Ended
(Dollars in thousands)	March 31, 2026	March 31, 2025

Earnings from operations	$155,193	$257,081
Adjustments:
Corporate-level property management expenses	13,398	12,332
Depreciation and amortization	154,895	151,287
Management and other fees from affiliates	(2,313)	(2,494)
General and administrative	20,014	16,292
Gain on sale of real estate and land	-	(111,030)
NOI	341,187	323,468
Less: Non-same property NOI	(28,118)	(22,700)
Same-Property NOI	$313,069	$300,768

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.3

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Public Bond Covenants

Public Bond Covenants refer to certain covenants set forth in instruments governing the Company's unsecured indebtedness. These instruments require the Company to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Company's ability to expand or fully pursue its business strategies. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants could result in a default under the Company's indebtedness, which could cause those and other obligations to become due and payable. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with these covenants, see "Item 1A: Risk Factors - Risks Related to Our Indebtedness and Financings" in the Company's annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission ("SEC").

The ratios set forth on page S-6 in the section titled "Public Bond Covenants" are provided only to show the Company's compliance with certain specified covenants that are contained in indentures related to the Company's issuance of Senior Notes, which indentures are filed by the Company with the SEC. See, for example, the indenture and supplemental indenture dated December 12, 2025, filed by the Company as Exhibit 4.1 and Exhibit 4.2 to the Company's Form 8-K, filed on December 12, 2025. These ratios should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the indentures filed by the Company with the SEC and may differ materially from similar terms used by other companies that present information about their covenant compliance.

Same-Property Revenue Growth with Concessions on a GAAP basis

	Three Months Ended
(Dollars in millions)	March 31, 2026	March 31, 2025

Reported rental revenue (1)	$442.6	$430.0
Straight-line rent impact to rental revenue	(0.2)	(0.3)
GAAP rental revenue	$442.4	$429.7

% change - reported rental revenue	2.9%
% change - GAAP rental revenue	3.0%

(1)	Same-property rental revenue reflects concessions on a cash basis.

Secured Debt

Secured Debt means debt of the Company or any of its subsidiaries which is secured by an encumbrance on any property or assets of the Company or any of its subsidiaries. The Company's total amount of Secured Debt is set forth on page S-5.

Unencumbered NOI to Adjusted Total NOI

This ratio is presented on page S-6 in the section titled "Selected Credit Ratios". Unencumbered NOI means the sum of NOI for those real estate assets which are not subject to an encumbrance securing debt. The ratio of Unencumbered NOI to Adjusted Total NOI for the three months ended March 31, 2026, annualized, is calculated by dividing Unencumbered NOI, annualized for the three months ended March 31, 2026 and as further adjusted for pro forma NOI for properties acquired or sold during the recent quarter, by Adjusted Total NOI as annualized. The calculation and reconciliation of NOI is set forth in "Net Operating Income ("NOI") and Same-Property NOI Reconciliations" above. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies.

The calculation of this ratio is presented in the table below:

(Dollars in thousands)	Annualized Q1 '26 (1)

NOI	$1,364,748
Adjustments:
Pro forma NOI from real estate assets sold and/or acquired	-
Other, net (2)	(6,261)
Adjusted Total NOI	1,358,487
Less: Encumbered NOI	(92,595)
Unencumbered NOI	$1,265,892

Encumbered NOI	$92,595
Unencumbered NOI	1,265,892
Adjusted Total NOI	$1,358,487

Unencumbered NOI to Adjusted Total NOI	93%

(1)	This table is based on the amounts for the most recent quarter, multiplied by four.
(2)	Includes intercompany eliminations pertaining to self-insurance and other expenses.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.4